                                                                  EXHIBIT 25
                                                                  CONFORMED COPY


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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|

                         __________________________

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


New York                                             13-5160382
 (State of incorporation                              (I.R.S. employer
 if not a U.S. national bank)                         identification no.)

48 Wall Street, New York, N.Y.                       10286
 (Address of principal executive offices)             (Zip code)


                         __________________________



                           Ford Motor Credit Company
              (Exact name of obligor as specified in its charter)


Delaware                                             38-1612444
 (State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)

The American Road
Dearborn, Michigan                                   48121
 (Address of principal executive offices)             (Zip code)

                         __________________________

                Variable Denomination Floating Rate Demand Notes
                      (Title of the indenture securities)


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

1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

- ----------------------------------------------------------------------------------------
                  Name                                        Address
- ----------------------------------------------------------------------------------------
         Superintendent of Banks of the State of     2 Rector Street, New York,
         New York                                    N.Y.  10006, and Albany, N.Y. 12203

         Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (B)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.  (See Note on page 3.)

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND RULE 24 OF THE COMMISSION'S RULES OF PRACTICE.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)





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         6.      The consent of the Trustee required by Section 321(b) of the
                 Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.





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



                                   SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of September, 1995.


                                             THE BANK OF NEW YORK



                                             By: /S/LLOYD A. MCKENZIE
                                                 -------------------------------
                                                 Name:  LLOYD A. MCKENZIE
                                                 Title: ASSISTANT VICE PRESIDENT





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                                                                       EXHIBIT 7


                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                    Dollar Amounts
    ASSETS                                            in Thousands
    Cash and balances due from depository
     institutions:
      Noninterest-bearing balances and
        currency and coin ................             $ 3,025,419
      Interest-bearing balances ..........                 881,413
    Securities:
      Held-to-maturity securities ........               1,242,368
      Available-for-sale securities ......               1,774,079
    Federal funds sold in domestic
      offices of the bank ................               5,503,445
    Securities purchased under agree-
      ments to resell ....................                 200,634
    Loans and lease financing
      receivables:
      Loans and leases, net of unearned
        income .................26,599,533
      LESS: Allowance for loan and
        lease losses ..............516,283
      Loans and leases, net of unearned
        income and allowance .............              26,083,250
    Assets held in trading accounts ......               1,455,639
    Premises and fixed assets (including
      capitalized leases) ................                 612,547
    Other real estate owned ..............                  79,667
    Investments in unconsolidated
      subsidiaries and associated
      companies ..........................                 198,737
    Customers' liability to this bank on
      acceptances outstanding ............               1,111,464
    Intangible assets ....................                 105,263
    Other assets .........................               1,237,264
                                                       -----------
    Total assets .........................             $43,511,189
                                                       ===========

    LIABILITIES
    Deposits:
      In domestic offices ................             $19,233,885
      Noninterest-bearing .......7,677,954
      Interest-bearing .........11,555,931
      In foreign offices, Edge and
      Agreement subsidiaries, and IBFs ...              12,641,676
      Noninterest-bearing ..........72,479
      Interest-bearing .........12,569,197
    Federal funds purchased and secu-
      rities sold under agreements to re-
      purchase in domestic offices of
      the bank and of its Edge and
      Agreement subsidiaries, and in
      IBFs:
      Federal funds purchased ............               1,747,659
      Securities sold under agreements
        to repurchase ....................                  73,553
    Demand notes issued to the U.S.
      Treasury ...........................                 300,000
    Trading liabilities ..................                 738,317
    Other borrowed money:
      With original maturity of one year
        or less ..........................               1,586,443
      With original maturity of more than
        one year .........................                 220,877
    Bank's liability on acceptances exe-
      cuted and outstanding ..............               1,113,102
    Subordinated notes and debentures ....               1,053,860
    Other liabilities ....................               1,489,252
                                                       -----------
    Total liabilities ....................              40,198,624
                                                       -----------

    EQUITY CAPITAL
    Common stock ........................                  942,284
    Surplus .............................                  525,666
    Undivided profits and capital
      reserves ..........................                1,849,221
    Net unrealized holding gains
      (losses) on available-for-sale
      securities ........................              (      662)
    Cumulative foreign currency transla-
      tion adjustments ..................              (    3,944)
                                                       -----------
    Total equity capital ................                3,312,565
                                                       -----------
    Total liabilities and equity
    capital .............................              $43,511,189
                                                       ===========


       I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

       We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


       J. Carter Bacot        )
       Thomas A. Renyi        )  Directors
       Samuel F. Chevalier    )